UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2022

Concord Acquisition Corp
(Exact name of registrant as specified in its charter)

Delaware	001-39770	85-2642903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Madison Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 883-4330

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	CND.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	CND	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	CND.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, Concord Acquisition Corp, a Delaware corporation (“Concord”), Circle Internet Financial Limited, a private company limited by shares incorporated in Ireland (“Circle”), Circle Internet Finance Public Limited Company (formerly Circle Acquisition Public Limited Company), a public company limited by shares incorporated in Ireland (“Topco”), and Topco (Ireland) Merger Sub, Inc., a Delaware corporation, entered into a Transaction Agreement dated February 16, 2022 (the “Transaction Agreement”), pursuant to which Topco agreed to combine with Concord in a business combination.

On December 5, 2022, the parties to the Transaction Agreement and, solely for purposes of Sections 4 and 5 of the Termination Agreement (as defined below), Concord Sponsor Group LLC, a Delaware limited liability company (“Concord Sponsor”), and CA Co-Investment LLC, a Delaware limited liability company (“CA Co-Investment” and collectively with Concord Sponsor, “Sponsor”) entered into a Termination Agreement (the “Termination Agreement”) pursuant to which Concord and Circle mutually agreed to terminate the Transaction Agreement pursuant to Section 11.01(a) thereof (the “Termination”). The Termination Agreement provides for a mutual release of claims among the parties.

In accordance with Section 11.03(a)(ii) of the Transaction Agreement, Circle agreed to pay or procure the payment of certain of Concord’s expenses incurred in connection with the transactions contemplated by the Transaction Agreement. In addition, pursuant to Section 11.03(c) of the Transaction Agreement, Circle agreed to issue to Concord an aggregate of $20,000,000 of its restricted, unregistered ordinary shares (valued at the Circle valuation set forth in the Transaction Agreement), subject to certain conditions described in the Transaction Agreement.

As a result of the Termination, the Transaction Agreement is of no further force and effect, with the exception of Section 9.03(b) (Confidentiality), Section 11.02 (Effect of Termination), Sections 11.03(a) and (c) (Expenses), Article XII (General Provisions) (other than Section 12.02 Nonsurvival of Representations, Warranties and Covenants) and any corresponding definitions set forth in Article I of the Transaction Agreement, each of which shall each survive the termination of the Transaction Agreement and remain in full force and effect in accordance with their respective terms.

The termination of the Transaction Agreement also terminates and makes void the Transaction Support Agreements (as defined in the Transaction Agreement), which were executed concurrently with the Transaction Agreement.

In light of the termination of the Transaction Agreement, Concord does not believe that there is sufficient time for Concord to consummate an initial business combination within the period provided for in its certificate of incorporation. If Concord is unable to consummate an initial business combination within such period, it is required by its certificate of incorporation to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Concord board of directors in accordance with applicable law, liquidate and dissolve, subject in each case to Concord’s obligations under Delaware General Corporation Law to provide for claims of creditors and the requirements of other applicable law. Concord’s certificate of incorporation provides that such redemption of the public shares will completely extinguish rights of the holders of the public shares (including the right to receive further liquidating distributions, if any), subject to applicable law. Pursuant to such provision of Concord’s certificate of incorporation extinguishing the rights of Concord’s public stockholders upon the required redemption of Concord’s public shares as a result of the failure to complete an initial business combination, and in light of the Sponsor’s agreement to provide releases in connection with the termination of the Transaction Agreement, Concord’s independent directors concluded that the Circle shares to be received by Concord will be for the benefit of the Sponsor.

The foregoing descriptions of the Transaction Agreement, the Termination Agreement and the Transaction Support Agreements are not complete and are qualified in their entirety by reference to and the terms and conditions of, respectively, (i) the Transaction Agreement, a copy of which was previously filed as Exhibit 2.1 to Concord’s Current Report on Form 8-K on February 17, 2022, (ii) the Termination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein and (iii) the Transaction Support Agreements, copies of which were previously filed as Exhibits 10.1 and 10.2 to Concord’s Current Report on Form 8-K on February 17, 2022.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2022, the New York Stock Exchange (the “NYSE”) notified Concord, and publicly announced, that the NYSE determined to commence proceedings to delist Concord’s warrants, each whole warrant exercisable to purchase one share of Concord’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at a price of $11.50 per share, and listed to trade on the NYSE under the symbol “CND WS” (the “Warrants”), from the NYSE and that trading in the Warrants would be suspended immediately, due to “abnormally low” trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual. Trading in Concord’s Class A Common Stock and units will continue on the NYSE. Concord does not intend to appeal the NYSE’s determination.

Item 8.01. Other Events.

On December 5, 2022, Concord and Circle issued a joint press release announcing the termination of the Transaction Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On December 5, 2022, Concord issued a press release announcing it will redeem all of its outstanding shares of Class A common stock, par value $0.0001, effective as of the close of business on December 20, 2022, because Concord will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Termination Agreement, dated as of December 5, 2022, by and among Concord Acquisition Corp, Circle Internet Finance Public Limited Company, Topco (Ireland) Merger Sub Inc., and Circle Internet Financial Limited, and, solely for purposes of Sections 4 and 5, Concord Sponsor Group LLC and CA Co-Investment LLC.
99.1	Press Release, dated December 5, 2022.
99.2	Press Release, dated December 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain of the exhibits to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD ACQUISITION CORP

By:	/s/ Jeff Tuder
Name:	Jeff Tuder
Title:	Chief Executive Officer

Date: December 5, 2022

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